Exhibit 99.1

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Atlas Air Worldwide Holdings, Inc.

We have audited the accompanying consolidated balance sheets of Atlas Air Worldwide Holdings, Inc. as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Atlas Air Worldwide Holdings, Inc. at December 31, 2003 and 2002 and the consolidated results of its operations and its cash flows for the years then ended, in conformity with United States generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has incurred recurring operating losses, has a stockholders’ deficit, negative working capital, and has filed a voluntary petition seeking to reorganize under Chapter 11 of the United States Bankruptcy Code and, as more fully described in Note 14, the Company faces significant litigation, the effects of which are not presently determinable. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2 and 14. Other than the reclassification of long-term debt, the financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.

As discussed in Note 3 to the consolidated financial statements, the Company has restated retained earnings from that previously reported at December 31, 2001, which was audited by other independent auditors who have ceased operations.

As discussed in Note 4 to the consolidated financial statements, in 2002 the Company changed its method of accounting for its airframe and engine overhauls.

/s/ ERNST & YOUNG LLP

New York, New York
May 27, 2004